UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2013, Pioneer Energy Services Corp. (the “Company”) implemented the Pioneer Energy Services Corp. Nonqualified Retirement Savings and Investment Plan (the “Plan”), an unfunded nonqualified deferred compensation plan for its non-employee directors and a select group of management or highly compensated employees. The Plan will be effective on April 1, 2013. Neither the Company's principal executive officer or principal financial officer, nor any other named executive officer, has yet elected to participate in the Plan.
Unless otherwise determined by the committee administering the Plan, (i) eligible employees may irrevocably elect to defer up to 80% of their base salary, up to 100% of their bonuses, or up to 100% of their restricted stock units, and (ii) non-employee directors may irrevocably elect to defer up to 100% of their director fees or 100% of their restricted stock units, under the Plan.
A participant's deferrals will be credited to an account under the Plan and that account will be credited (or debited) with earnings and loses based on the actual rate of return of hypothetical investments. Participants are fully vested in their deferred contributions. The Company may make additional contributions to a Participant's account under the Plan in such amounts and at such times as approved by the Board of Directors of the Company (the “Board”) or the compensation committee of the Board (the “Compensation Committee”), which contributions shall vest as determined by the Board or the Compensation Committee.
A participant's account under the Plan will be distributed (i) upon his or her separation of service, including retirement or death or (ii) on another scheduled distribution date as provided by Section 409A of the Internal Revenue Code of 1986, as amended. Distributions will be paid in lump sum or in annual installments for two (2) to fifteen (15) years, in each case, as provided in the Plan. In addition, participants may make withdrawals from the Plan in the event of an unforeseeable financial emergency, as defined in the Plan, subject to the approval of the committee administering the Plan. Any required federal, state or local tax withholding may be withheld from any payment made pursuant to the Plan or from any other compensation payable to a participant.
The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to full text of the Plan, which is attached to this report as Exhibit 10.1, and incorporated by reference herein.
ITEM 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Pioneer Energy Services Corp. Nonqualified Retirement Savings and Investment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PIONEER ENERGY SERVICES

By: /s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: January 29, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Pioneer Energy Services Corp. Nonqualified Retirement Savings and Investment Plan